Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-136506 on Form S-8 and the Registration Statement No. 333-145696 on Form S-3 of our reports dated March 11, 2008, relating to the consolidated financial statements of Evercore Partners Inc. and subsidiaries (the “Company”) and the combined financial statements of Evercore Holdings and the effectiveness of the Company’s internal control over financial reporting (which reports on the consolidated financial statements of the Company and the combined financial statements of Evercore Holding express an unqualified opinion and include an explanatory paragraph regarding the formation of the Company, the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R) Share-Based Payment on January 1, 2006, and the Company becoming subject to U.S. corporate federal income taxes that it accounts for in accordance with SFAS No. 109 Accounting for Income Taxes) appearing in this Annual Report on Form 10-K of Evercore Partners Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 11, 2008